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Exhibit 10.11

PROMISSORY NOTE

$	, 2004

        1.    General.    For value received,                         , a Virginia corporation (the "Payor"), hereby promises to pay to the order of                        , an individual with the primary address of                        or his assigns (the "Payee"), the principal amount of $                        plus all accrued and unpaid interest as set forth herein. All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Interest on the unpaid balance of the principal amount of this Promissory Note shall accrue from and after the date hereof at the rate of 3.0% per annum (compounded on a calendar quarter basis) (the "Rate"). The principal of, and interest on, this Promissory Note shall be payable by wire transfer of immediately available funds to the account of the Payee. All payments, including any prepayments pursuant to Section 2 hereof, shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. The principal amount herein plus all accrued and unpaid interest thereon shall be paid by Payor to Payee on the one-year anniversary of this Promissory Note (the "Maturity Date").

        2.    Prepayment.    Prepayment of principal and interest may be made at any time without penalty.

        3.    Defaults.

            3.1    Definitions.    In each case of the happening of the following events (each of which is an "Event of Default"):

          (a)   if a default occurs in the payment of any premium, principal of, interest on, or other obligation with respect to, this Promissory Note, whether at the date an interest payment is due, the Maturity Date or upon acceleration thereof, and such default shall continue for more than ten days after written notice thereof from the Payee to Payor;

          (b)   if Payor shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

          (c)   there shall be filed against either Payor an involuntary petition seeking reorganization of such Payor or the appointment of a receiver, trustee, custodian or liquidator of either Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within 60 days after it was filed; or

          (d)   if a default occurs in the due observance or performance of any covenant or agreement on the part of Payor to be observed or performed pursuant to the terms of this Promissory Note, and such default remains uncured for more than 15 days after written notice thereof from Payee to Payor;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of Payee, this Promissory Note shall immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding (except in the case of an Event of Default under paragraphs (b) or (c) of this Section 3.1, in which event such indebtedness shall automatically become due and payable).

            3.2    Remedies on Default, Etc.    In case any one or more Events of Default shall occur and be continuing and acceleration of this Promissory Note shall have occurred, the Payee may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Promissory Note, or for an injunction against a violation of any of the terms hereof or in and of the exercise of any power granted hereby or by law. No right conferred upon the Payee by this Promissory Note shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

        4.    Replacement of Note.    Upon receipt by the Payor of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Promissory Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Promissory Note, if mutilated, the Payor will deliver a new promissory note of like tenor in lieu of this Promissory Note. Any note delivered in accordance with the provisions of this Section 4 shall be dated as of the date of this Promissory Note.

        5.    Extension of Maturity.    Should the principal of or interest on this Promissory Note become due and payable on other than a business day, such payment date shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the Rate during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the Commonwealth of Virginia.

        6.    Attorneys' and Collection Fees.    Should the indebtedness evidenced by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Payor agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payee in collecting or enforcing this Promissory Note.

        7.    Waivers.

            7.1    Waivers by Payor.    The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

            7.2    Actions of Payee not a Waiver.    No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

        8.    Assignment.    This Promissory Note may not be assigned by Payor without the written consent of Payee; provided, however, that no such consent shall be required for an assignment of this Promissory Note by the Payor to [Comstock Holding Company, Inc., a Virginia corporation][Comstock Homebuilding Companies, Inc., a Delaware corporation] if such assignment is made in connection with a merger between the Payor and [Comstock Holding Company, Inc.][Comstock Homebuilding Companies, Inc.].

        9.    Amendments and Waivers.    No provision of this Promissory Note may be amended or waived without the express written consent of both the Payor and the Payee.

        10.    Governing Law.    This Promissory Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Virginia (without giving effect to principles of conflicts of laws of the Commonwealth of Virginia or any other state). Each of Payor and Payee hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia for purposes of any controversy, claim or dispute arising out of or related to this Promissory Note and hereby waives any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile.

        IN WITNESS WHEREOF, the Payor has duly executed this Promissory Note as of the date first written above.

                    [Name of Payor]

By:
Name:
Title:

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PROMISSORY NOTE